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                                                                  Exhibit 10.1.4


                          AMENDMENT TO CREDIT AGREEMENT

                  AMENDMENT, dated as of April 5, 1999 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of May 1, 1998 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), by and among Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz" and, together with Millbrook, the "Borrowers"), the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) to the Credit Agreement (as hereinafter defined), The Chase Manhattan Bank, as administrative and collateral agent (in such capacity, the "Agent") for the Lenders, and NationsBank, N.A., as co-agent and documentation agent.

                  WHEREAS, the Borrowers have requested that the Required Lenders amend a provision of the Credit Agreement and the Required Lenders have so agreed to amend such provision as set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                  2. Amendment to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Amendment, Section 7.04 of the Credit Agreement is hereby amended by adding a new clause (w) immediately preceding clause (x) of said Section which reads as follows:

                  "(w) the Borrowers may make distributions or dividends to Enterprises so that Enterprises can repurchase the Senior Notes and/or that Enterprises can make distributions or dividends to Holdings so that Holdings can repurchase the Interest Reserve Notes; provided, however, that (i) in no event shall the aggregate amount so distributed by the Borrowers to Enterprises with the proceeds of a Revolving Credit Loan exceed $18,000,000, (ii) in the event that Enterprises does not retire the Senior Notes upon their repurchase, Enterprises shall cause such Senior Notes to be pledged to the Agent (for the ratable benefit of the Lenders) pursuant to the Pledge Agreement and (iii) in no event shall
                  (A) the Borrowers make any such distribution to Enterprises or
                  (B) Enterprises make any such distribution to Holdings, if, in either case, such distribution is not permitted by the terms of the Indenture, dated as of May 1, 1998, among Enterprises, the guarantors named therein and The Chase Manhattan Bank, as successor to PNC Bank, National Association, as amended."


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                  3.   Covenant. The Borrowers hereby agree that upon the making
of the distribution to Enterprises referred to in Paragraph 2 above, the Borrowers shall deliver to the Agent an accounting of the Senior Notes and/or Interest Reserve Notes that were purchased with the proceeds of such distribution.

                  4. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

                       (1) All representations and warranties made by the Borrowers in Article IV of the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

                       (2) Each Borrower has the requisite power to execute, deliver and carry out the terms and provisions of this Amendment.

                       (3) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.

                       (4) No event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Credit Agreement.

                  5. Conditions Precedent. Notwithstanding any term or provision of this Amendment to the contrary, Paragraph 2 hereof shall not become effective until (i) the Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrowers, Enterprises, the Agent and the Lenders and (ii) the Borrowers shall have paid a fee equal to $15,000 to each Lender signing this Amendment .

                  6. Fees and Expenses of Agent. The Borrowers agree to pay all reasonable fees and out-of-pocket expenses incurred by the Agent in connection with this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent.

                  7. References to Credit Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendment contained herein as determined in accordance with Paragraph 5 hereof, the Credit Agreement as amended by this Amendment.


                                       2
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                  8.   Continued Effectiveness. Nothing herein shall be deemed
to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement, and each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect from and after the date of this Amendment.

                  9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  10. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 MILLBROOK DISTRIBUTION SERVICES INC.


                                 By:  /s/ Richard A. Bernstein
                                     ---------------------------------
                                      Name:  Richard A. Bernstein
                                      Title: Chief Executive Officer



                                 THE B. MANISCHEWITZ COMPANY, LLC

                                 By: Richard A. Bernstein, its managing member


                                       /s/ Richard A. Bernstein
                                     ---------------------------------------
                                           Richard A. Bernstein





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                                      THE CHASE MANHATTAN BANK, as Agent and
                                      Lender


                                      By:      /s/ Michael J. Miller
                                          -----------------------------------
                                           Name:   Michael J. Miller
                                           Title:  Vice President


                                      NATIONSBANK, N.A., as Lender and Co-Agent


                                      By:      /s/ Thomas A. Buckelew
                                          -----------------------------------
                                           Name:   Thomas A. Buckelew
                                           Title:  Vice President


                                      FLEET BUSINESS CREDIT CORPORATION, as
                                      Lender


                                      By:      /s/ Peter L. Skavta
                                         ------------------------------------
                                           Name:   Peter L. Skavta
                                           Title:  Senior Vice President


                                      FLEET NATIONAL BANK, as Lender


                                      By:      /s/ Edward M. Powers
                                         ------------------------------------
                                           Name:   Edward M. Powers
                                           Title:  Vice President


                                      LASALLE BUSINESS CREDIT CORPORATION, as
                                      Lender


                                      By:      /s/ Lawrence P Garni
                                         ------------------------------------
                                           Name:   Lawrence P. Garni
                                           Title:  Senior Vice President





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As to Paragraph 2 only:

R.A.B. ENTERPRISES, INC.


By:  /s/ Richard A. Bernstein
   ------------------------------------------
   Name:  Richard A. Bernstein
   Title: Chief Executive Officer